Exhibit 8.2

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 79106.14

January 15, 2016

American Residential Properties, Inc.

7047 East Greenway Parkway, Suite 350

Scottsdale, Arizona 85254

American Residential Properties, Inc.

Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to American Residential Properties, Inc., a Maryland corporation (the “Company”), in connection with the proposed merger of the Company with and into Sunrise Merger Sub, LLC, a Delaware limited liability company (“Sunrise Merger Sub”) and wholly owned subsidiary of American Homes 4 Rent, a Maryland real estate investment trust (“AMH”), and the merger of OP Merger Sub, LLC, a Delaware limited liability company (“OP Merger Sub”) and wholly-owned subsidiary of American Homes 4 Rent, L.P., a Delaware limited partnership (“AMH OP”), with and into American Residential Properties OP, L.P., a Delaware limited partnership (the “Company OP”), pursuant to the Agreement and Plan of Merger, by and among AMH, Sunrise Merger Sub, AMH OP, OP Merger Sub, the Company, the Company OP, and American Residential GP, LLC, a Delaware limited liability company and sole general partner of the Company OP (the “Company GP”), dated as of December 3, 2015 (the “Merger Agreement”).  This opinion is being delivered to be filed as an exhibit to the registration statement on Form S-4 (File No. 333-208714) containing the prospectus/proxy statement of AMH filed with the Securities and Exchange Commission on December 22, 2015 (the “Registration Statement”).  Capitalized terms used herein and which are defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement unless otherwise defined herein.

In giving this opinion letter, we have examined the following:

1.              the Registration Statement;

2.              the Merger Agreement; and

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

American Residential Properties, Inc.

January 15, 2016

3.              such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.              each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.              there will have been, by the Parent Merger Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof;

3.              to the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by AMH, Sunrise Merger Sub, OP Merger Sub and AMH OP, and by the Company, the Company OP and Company GP, their respective managers, employees, officers, directors, trustees, and stockholders, including, but not limited to, those in the documents listed above (but for these purposes, not including the Registration Statement), have been and will continue to be true, complete, and accurate in all material respects;

4.              all representations, warranties and statements made or agreed to by the Company, the Company OP, OP Merger Sub, Company GP, AMH, Sunrise Merger Sub, AMH, or AMH OP, and by their respective managers, employees, officers, directors, trustees, and stockholders in the Registration Statement, insofar as they relate to the Mergers and/or any other action or transaction to be undertaken in connection with or pursuant to the Merger Agreement, have been and will continue to be true, complete and accurate in all respects;

5.              the Merger Agreement is valid and binding in accordance with its terms.  Each of the Mergers will be consummated in accordance with the Merger Agreement (and none of the terms and conditions contained therein have been or will be waived or modified in any respect) and as described in the Registration Statement;

6.              no action will be taken by the Company, the Company OP, AMH, or the AMH OP after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based;

American Residential Properties, Inc.

January 15, 2016

7.              each of the Mergers qualifies as a merger under the applicable laws of Maryland and Delaware, as applicable;

8.              the Merger Agreement represents the full and complete agreement among AMH, Sunrise Merger Sub, OP Merger Sub and AMH OP, and the Company, the Company OP and the Company GP regarding the Mergers, and there are no other written or oral agreements regarding the Mergers other than those expressly referred to in the Merger Agreement; and

9.              each of the Company and AMH will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder (the “Regulations”).

Based solely on the documents and assumptions set forth above, we are of the opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the captions “U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Parent Merger—U.S. Federal Income Tax Consequences of the Merger to ARPI Stockholders and AMH Shareholders if the Merger Qualifies as a Reorganization” and “—Tax Opinion from Counsel Regarding REIT Qualification of ARPI” are correct in all material respects.

We do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement (other than the descriptions of law and the legal conclusions contained in the Registration Statement under the captions “U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Consequences of the Parent Merger—U.S. Federal Income Tax Consequences of the Merger to ARPI Stockholders and AMH Shareholders if the Merger Qualifies as a Reorganization” and “—Tax Opinion from Counsel Regarding REIT Qualification of ARPI” as explained above).

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.

Except as otherwise indicated, the opinion contained in this letter is based upon the Code and its legislative history, the Regulations, judicial decisions, and current

American Residential Properties, Inc.

January 15, 2016

administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter.  These authorities may be amended or revoked at any time.  Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter.  There is no assurance that legislative, judicial, or administrative changes will not occur in the future.  We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

The opinion expressed herein represents counsel’s best legal judgment and is not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances and the assumptions made.  We have made no independent investigation of the assumptions set forth above or the facts contained in the documents.  No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way.  Any material inaccuracy or incompleteness in these documents, assumptions or factual representations could adversely affect the opinion stated herein.

This opinion letter speaks only as of the date hereof.  Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We hereby consent to the references to Hunton & Williams LLP under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Hunton & Williams LLP